Exhibit 99.1
News Announcement                                                                                                          For Immediate Release

NEXSTAR BROADCASTING THIRD QUARTER NET
REVENUE RISES 25.4% TO A RECORD $157.7 MILLION

- Net Revenue Growth Drives Record 3Q Operating Income of $41.7 Million,
Broadcast Cash Flow of $66.1 Million, Adjusted EBITDA of $57.4 Million,
and Free Cash Flow of $38.9 Million -

- Nexstar Enters Into Definitive Agreement to Acquire CW Affiliate KCWI-TV
in Des Moines, Iowa for $3.5 Million in Accretive Transaction -

IRVING, Texas – November 7, 2014 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) ("Nexstar" or "the Company") today reported record financial results for the third quarter and nine months ended September 30, 2014 as summarized below.  The Company also announced that it entered into a definitive agreement to acquire the assets of KCWI-TV, the CW affiliate serving the Des Moines, Iowa market for $3.5 million in a transaction that is expected to be accretive to Nexstar's operating results immediately upon closing.

Summary 2014 Third Quarter Highlights

($ in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Local Revenues	$65,828	$63,605	+3.50%	$201,931	$190,270	+6.13%
National Revenues	$25,572	$28,646	(10.73)%	$78,836	$80,596	(2.18)%
Local and National Core Revenue	$91,400	$92,251	(0.92)%	$280,767	$270,866	+3.66%

Political Revenues	$18,179	$1,030	+1,664.95%	$28,928	$3,615	+700.22%
Retransmission Fee Revenue	$40,740	$25,586	+59.23%	$110,829	$74,304	+49.16%
Digital Media Revenue	$12,936	$10,058	+28.61%	$32,461	$24,223	+34.01%
Other	$1,170	$986	+18.66%	$3,282	$3,210	+2.24%
Trade and Barter Revenue	$7,629	$7,890	(3.31)%	$22,458	$23,182	(3.12)%
Gross Revenue	$172,054	$137,801	+24.86%	$478,725	$399,400	+19.86%
Less: Agency Commissions	$14,310	$12,009	+19.16%	$40,218	$35,192	+14.28%
Net Revenue	$157,744	$125,792	+25.40%	$438,507	$364,208	+20.40%

Gross Revenue Excluding Political Revenue	$153,875	$136,771	+12.51%	$449,797	$395,785	+13.65%

Income from Operations	$41,696	$25,153	+65.77%	$104,338	$71,163	+46.62%

Broadcast Cash Flow(1)	$66,095	$48,075	+37.48%	$175,408	$137,697	+27.39%
Broadcast Cash Flow Margin(2)	41.90%	38.22%		40.00%	37.81%

Adjusted EBITDA(1)	$57,415	$41,393	+38.71%	$149,123	$117,403	+27.02%
Adjusted EBITDA Margin(2)	36.40%	32.91%		34.01%	32.24%

Free Cash Flow(1)	$38,868	$21,590	+80.03%	$94,502	$54,722	+72.69%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.
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Nexstar Broadcasting Group Q3 2014 Results, 11/7/14

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. commented, "Nexstar's record third quarter financial results reflect ongoing benefits from our results-focused operating disciplines, growing retransmission consent revenues, expanded digital media platform and our strategies to maximize the political revenue opportunity.  These factors, coupled with completed, value-building station and digital media acquisitions and integrations, including the first full quarter of operations of five television stations in Colorado and Florida acquired in mid-June, drove record third quarter net revenue, BCF, adjusted EBITDA and free cash flow.

"Nexstar remains on track to generate record free cash flow in 2014 while continuing to identify, structure and enter into agreements that will grow future operating results through accretive transactions.  In this regard, we recently announced a highly accretive transaction that upon completion will mark our entrée into the Phoenix market, and this morning we are announcing a smaller accretive transaction that will represent our second station in Des Moines, both of which we expect to complete in early 2015.  Earlier this week, we announced FCC approval of the license transfer related to the seven stations soon-to-be-acquired from the Grant Company.  We also expect to close another significant pending transaction later this year and one transaction early next year all of which will meaningfully benefit 2015 operating results and beyond.

"With the strong operating leverage in our business model, the 25.4% rise in third quarter net revenue generated 37.5% growth in BCF, a 38.7% increase in adjusted EBITDA, and a 80.0% rise in free cash flow.  Third quarter television ad revenue inclusive of political advertising grew 17.5% as Nexstar's spot inventory management initiatives resulted in a nearly 18-fold increase in political revenue and flat core local and national spot revenue.  Reflecting our expanded platform and presence in states with high levels of political spending activity, 2014 third quarter political revenue rose by a robust 79.1% over comparable 2012 third quarter levels.  With Election Day behind us, we are confident that 2014 fourth quarter results will similarly benefit from healthy political revenue contributions.

"Notwithstanding the benefits we are deriving from strong political ad spending in our markets, Nexstar's gross revenue excluding political grew in the third quarter an impressive 12.5% and reflects the 59.2% rise in retransmission fee revenue to $40.7 million and 28.6% increase in digital media revenue to $12.9 million. Ongoing renewals of retransmission consent agreements combined with the growth of our digital publishing platform resulted in a 50.6% year-over-year increase in total third quarter retransmission fee and digital media revenue to $53.7 million.  Nexstar's 2014 year-to-date retransmission consent revenue of $110.8 million and digital media revenue of $32.4 million already exceed full year 2013 levels. These higher margin revenue streams continue to diversify and complement our core television operations and accounted for 34.0% of 2014 third quarter net revenue, up from 32.8% in the 2014 second quarter, 28.3% in the comparable 2013 period, and 21.8% in the 2012 third quarter, the last political cycle.

"With our focus on growing free cash flow, we remain disciplined in managing costs and driving BCF and Adjusted EBITDA margins.  The rise in third quarter station direct operating expenses (net of trade expense) and SG&A primarily reflects higher variable costs related to the higher local and political revenues and the operation of acquired stations and digital assets while total third quarter corporate expense was slightly lower than budgeted.

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Nexstar Broadcasting Group Q3 2014 Results, 11/7/14

"With significant and growing free cash flow, an attractive, declining weighted average cost of borrowings and long-term record of success in integrating newly acquired stations, extracting synergies and enhancing operating results while improving service to viewers and advertisers, Nexstar remains well positioned to further consolidate mid-sized markets and pursue additional accretive digital media transactions while continuing to lower leverage and return capital to shareholders.  Last month, Nexstar announced a definitive agreement to acquire KASW-TV, the CW affiliate serving Phoenix for $68.0 million plus working capital.  In the first twelve months following the closing of the transaction, KASW-TV is expected to generate approximately $14.0 million in BCF and is expected to provide free cash flow accretion in the first year of ownership of approximately $0.30 per share.  This morning we are announcing a definitive agreement to acquire KCWI-TV, the CW affiliate in Des Moines for $3.5 million, which upon closing will complement our existing ownership of the ABC affiliate in the market and add approximately $1 million in incremental BCF.

"Looking ahead, with distribution agreements representing approximately 60% of Nexstar's MVPD subscribers renewed in 2013 and by 2014 year-end, and another 25% of Nexstar's subscriber households up for renewal in 2015, we project visible ongoing revenue growth from this source in 2015 and beyond.  Similarly, digital media revenue growth in the remainder of 2014 and in 2015 will further benefit from our recent accretive acquisitions of Internet Broadcasting Systems and Enterprise Technology Group.  These strategic additions to Nexstar's existing digital platform and agency capabilities have expanded Nexstar's digital business portfolio to over $50 million in annual run rate revenues.  As such, inclusive of the two recently announced station transactions and assuming the completion of all other announced transactions, Nexstar would generate pro-forma free cash flow in excess of $365 million during the 2014/2015 cycle, or average pro-forma free cash flow in excess of $6.00 per share per year. Our current operations alone are tracking to generate blended free cash flow of approximately $4.50 per share per year in the current 2014/2015 period and with just the free cash flow generated from this base of operations, we expect Nexstar's net leverage to decline to approximately 4.0x at the end of 2014."

The consolidated total debt of Nexstar, its wholly owned subsidiaries, and Mission (collectively, the "Company") at September 30, 2014, was $1,087.4 million and senior secured debt was $561.8 million.  The Company's total net leverage ratio at September 30, 2014 was 4.82x compared to a total permitted leverage covenant of 7.25x.  The Company's first lien net leverage ratio at September 30, 2014 was 2.34x compared to the covenant maximum of 4.00x.

The table below summarizes the Company's debt obligations:

($ in millions)	9/30/2014	12/31/2013
First Lien Term Loans	$561.8	$545.4
6.875% Senior Notes due 2020	$525.6	$525.7
Total Debt	$1,087.4	$1,071.1

Cash on hand	$68.7	$40.0

Dividends
On October 24, 2014 the Board of Directors declared a quarterly cash dividend of $0.15 per share of its Class A common stock which will be paid on November 21, 2014, to shareholders of record on November 7, 2014.
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Nexstar Broadcasting Group Q3 2014 Results, 11/7/14

Third Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/325-2376, conference ID 6711166 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar's web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company's ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company's business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 80 television stations and 21 related digital multicast signals reaching 46 markets or approximately 13.1% of all U.S. television households. Nexstar's portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV, Me-TV, LiveWell, LATV, and Weather Nation Utah. Nexstar's 48 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions Nexstar will own, operate, program or provides sales and other services to 109 television stations and related digital multicast signals reaching 57 markets or approximately 17.3% of all U.S. television households.

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Nexstar Broadcasting Group Q3 2014 Results, 11/7/14

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q3 2014 Results, 11/7/14

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
 (in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenue	$157,744	$125,792	$438,507	$364,208

Operating expenses:
Corporate expenses	8,680	6,682	26,285	20,294
Station direct operating expenses, net of trade, depreciation and amortization	46,257	35,557	129,821	102,556
Station selling, general, and administrative expenses, net of depreciation and amortization	34,972	30,905	102,203	90,358
Trade and barter expense	7,736	7,636	22,459	22,601
Depreciation	8,838	8,598	25,800	24,791
Amortization of intangible assets	6,392	7,996	18,697	22,900
Amortization of broadcast rights, excluding barter	3,173	3,265	8,904	9,545
Total operating expenses	116,048	100,639	334,169	293,045
Income from operations	41,696	25,153	104,338	71,163

Interest expense, net	(15,530)	(16,900)	(46,039)	(50,352)
Loss on extinguishment of debt	-	(1,048)	(71)	(1,048)
Other expenses	(172)	(84)	(427)	(252)
Income before income taxes	25,994	7,121	57,801	19,511
Income tax expense	(10,590)	(3,526)	(24,100)	(8,844)

Net income	$15,404	$3,595	$33,701	$10,667

Basic net income per share	$0.50	$0.12	$1.10	$0.36
Basic weighted average number of common shares outstanding	30,888	30,048	30,711	29,706

Diluted net income per share	$0.48	$0.11	$1.05	$0.34
Diluted weighted average number of common shares outstanding	32,067	31,509	31,970	31,297

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Nexstar Broadcasting Group Q3 2014 Results, 11/7/14

Nexstar Broadcasting Group, Inc.
Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
UNAUDITED
 (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Broadcast Cash Flow and EBITDA:	2014	2013	2014	2013

Income from operations	$41,696	$25,153	$104,338	$71,163
Add:
Depreciation	8,838	8,598	25,800	24,791
Amortization of intangible assets	6,392	7,996	18,697	22,900
Amortization of broadcast rights, excluding barter	3,173	3,265	8,904	9,545
(Gain) Loss on asset disposal, net	(7)	33	139	35
Corporate expenses	8,680	6,682	26,285	20,294
Non-cash representation contract termination fee	353	-	353	-

Less:
Payments for broadcast rights	3,030	3,652	9,108	11,031

Broadcast cash flow	66,095	48,075	175,408	137,697

Less:
Corporate expenses	8,680	6,682	26,285	20,294

Adjusted EBITDA	$57,415	$41,393	$149,123	$117,403

Nexstar Broadcasting Group, Inc.
Reconciliation of Free Cash Flow (Non-GAAP Measure)
UNAUDITED
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Free Cash Flow:	2014	2013	2014	2013

Income from operations	$41,696	$25,153	$104,338	$71,163

Add:
Depreciation	8,838	8,598	25,800	24,791
Amortization of intangible assets	6,392	7,996	18,697	22,900
Amortization of broadcast rights, excluding barter	3,173	3,265	8,904	9,545
(Gain) Loss on asset disposal, net	(7)	(33)	139	35
Non-cash stock option expense	1,928	586	5,484	1,580
Non-cash representation contract termination fee	353	-	353	-

Less:
Payments for broadcast rights	3,030	3,652	9,108	11,031
Cash interest expense	14,850	15,996	44,007	47,769
Capital expenditures	4,790	4,373	13,822	14,349
Cash income taxes, net of refunds	835	20	2,276	2,143

Free cash flow	$38,868	$21,590	$94,502	$54,722

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